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                                                                    Exhibit 99.1

                                      LEASE

                                 BY AND BETWEEN

                      PEARSE INVESTMENT COMPANY, L.L.L.P.,
                a Colorado limited liability limited partnership,

                                       and

                           ULTIMATE ELECTRONICS, INC.
                             a Delaware corporation

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                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----

ARTICLE I.................................................................... 1

         1.1 Premises........................................................ 1
         1.2 Floor Area of Premises.......................................... 1

ARTICLE II .................................................................. 1

         2.1 Term of Lease................................................... 1
         2.2 Commencement Date............................................... 1
         2.3 Lease Year...................................................... 1

ARTICLE III - RIGHT TO EXTEND ............................................... 1

ARTICLE IV................................................................... 2

         4.1 Minimum Rent.................................................... 2
         4.2 Additional Charges.............................................. 3

ARTICLE V.................................................................... 3

         5.1 Real Estate Taxes............................................... 3
         5.2 Payment......................................................... 5

ARTICLE VI................................................................... 5

         6.1 Landlord's Construction......................................... 5
         6.2 (Reserved)...................................................... 5
         6.3 Warranties...................................................... 5

ARTICLE VII.................................................................. 5

         7.1 Landlord's Repairs.............................................. 6
         7.2 Tenant's Repairs................................................ 6
         7.3 Disturbance of Occupancy........................................ 7
         7.4 Tenant's Alterations............................................ 7

ARTICLE VIII................................................................. 8

         8.1 (Reserved)...................................................... 8
         8.2 (Reserved)...................................................... 8
         8.3 (Reserved)...................................................... 8
         8.4 (Reserved)...................................................... 8
         8.5 (Reserved)...................................................... 8
         8.6 Common Area Costs............................................... 8

ARTICLE IX................................................................... 8

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         9.1 Utilities....................................................... 9
         9.2 Interruption of Service......................................... 9

ARTICLE X.................................................................... 9

         10.1 Use of Premises................................................ 9
         10.2 (Reserved)..................................................... 9
         10.3 Tenant's Covenants............................................. 9
         10.4 Operations.....................................................10

ARTICLE XI...................................................................11

         11.1 Assignment and Subletting......................................11
         11.2 Liability......................................................12

ARTICLE XII - FIXTURES.......................................................12

ARTICLE XIII.................................................................13

         13.1 Exterior Signs.................................................13
         13.2 Interior Sign..................................................13

ARTICLE XIV..................................................................13

         14.1 Indemnity......................................................13
         14.2 Landlord's Insurance...........................................14
         14.3 Tenant's Insurance.............................................14
         14.4 Waiver.........................................................15

ARTICLE XV...................................................................15

         15.1 Abatement or Adjustment of Rent................................15
         15.2 Repairs and Restoration of Premises............................16
         15.3 Delivery of Premises...........................................16

ARTICLE XVI..................................................................17

         16.1 Total Taking...................................................17
         16.2 Partial Taking.................................................17
         16.3 Restoration....................................................18
         16.4 The Award......................................................18
         16.5 Release........................................................19

ARTICLE XVII.................................................................19

         17.1 Events of Default: Remedies....................................19
         17.2 Landlord's Right to Relet......................................19
         17.3 Other Remedies.................................................20

ARTICLE XVIII................................................................20

         18.1 Landlord's Self-Help...........................................20
         18.2 Tenant's Self-Help.............................................21


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ARTICLE XIX..................................................................21

         19.1 Subordination..................................................21
         19.2 Quiet Enjoyment................................................22
         19.3 Landlord's Assurances..........................................22

ARTICLE XX...................................................................23

         20.1 Hazardous Substances...........................................23
         20.2 Tenant's Obligations...........................................23
         20.3 Landlord's Obligations.........................................24

ARTICLE XXI..................................................................25

         21.1 Holding Over...................................................25
         21.2 Waivers........................................................25
         21.3 Notices........................................................25
         21.4 Attorneys' Fees................................................26
         21.5 Force Majeure..................................................26
         21.6 Estoppel Certificates..........................................26
         21.7 Recordation....................................................26
         21.8 Invalidity of Particular Provision.............................27
         21.9 Captions and Definitions.......................................27
         21.10 Brokerage.....................................................27
         21.11 Mortgagee Protection..........................................27
         21.12 Entire Agreement..............................................27
         21.13 Landlord's Lien...............................................28
         21.14 Work By Landlord..............................................28
         21.15 Landlord Liability............................................28
         21.16 Financial Statements..........................................28
         21.17 Sale By Landlord..............................................28
         21.18 (Reserved)....................................................28
         21.19 De-Identification.............................................28

EXHIBIT A - LEGAL DESCRIPTION

EXHIBIT B - SITE PLAN

EXHIBIT C - (Reserved)

EXHIBIT D - (Reserved)

EXHIBIT E - (Reserved)

EXHIBIT F - PERMITTED EXCEPTIONS

EXHIBIT G - SHORT FORM AND MEMORANDUM OF LEASE

EXHIBIT H - (Reserved)

EXHIBIT I - (Reserved)

EXHIBIT J - (Reserved)


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EXHIBIT K - LANDLORD WAIVER


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                                      LEASE

      THIS LEASE made as of the      day of    , 2001, between PEARSE INVESTMENT
COMPANY, L.L.L.P., having a principal office at 1913 Montane Drive East, Golden, Colorado 80401 (the "Landlord"), and ULTIMATE ELECTRONICS, INC., a Delaware corporation, having a principal office at 321-A West 84th Avenue, Thornton, Colorado 80260 (the "Tenant").

                                   I. ARTICLE

      1.1 PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, all of the below described property, consisting of a parcel of land described on EXHIBIT "A" attached hereto, upon which stands a one-story, free standing building (the "Building"), located west of Berglind Road and South of Shrider Road, at 7207 North Academy Boulevard, City of Colorado Springs, County of El Paso, State of Colorado. The premises consists of said parcel of land and the Building, the Building containing approximately Thirty Four Thousand Eight Hundred (34,800) square feet of floor area, as delineated on the site plan attached hereto as EXHIBIT "B" and made a part hereof (the "Premises").

      1.2 FLOOR AREA OF PREMISES. For purposes of this Lease, the square footage of the Building shall be the actual square footage, as set forth in this Article I, but shall not include any floor area contained in any mezzanine space, loft, or basement located within the Building, or any exterior loading dock or outdoor storage area.

                                   ARTICLE II

      2.1 TERM OF LEASE. The term of this Lease shall begin on the Commencement Date (as defined in Section 2.2 below), and shall continue until the last day of February, 2016.

      2.2 COMMENCEMENT DATE. The "Commencement Date" and the "Rental Commencement Date" shall mean the date of this Lease.

      2.3 LEASE YEAR. "Lease Year," for the first Lease Year, shall be the period commencing on the Rental Commencement Date and ending on the last day of the February next following. Each subsequent Lease Year shall be the next twelve calendar months.

                          ARTICLE III - RIGHT TO EXTEND

      OPTIONS. Tenant shall have the right, at its election, to extend the original term of this Lease for two (2) successive option periods of five (5) years each, exercisable upon the


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following terms and conditions: (a) tenant shall give Landlord written notice of such election to extend the term hereof not later than nine (9) months prior to the expiration of the then current term; (b) at the time of exercise of such election, Tenant shall not have been declared in default under this Lease beyond any applicable grace periods; and (c) each such option period shall be upon the same terms and conditions as during the original term hereof, except that: (i) Tenant shall have no further election to extend the term of the Lease beyond the last option period, and (ii) Tenant shall pay to Landlord Minimum Rent during such option periods at the monthly rate as set forth in Section 4.1 hereof.

      If Tenant elects to exercise any such option, the term of this Lease shall be automatically extended for the period of such option period without necessity for the execution of any instrument to effect the same, and in such event the phrases "the term of this Lease" and "the term hereof", as used in this Lease shall include such option period.

                                   ARTICLE IV

      4.1 MINIMUM RENT.

      Tenant agrees to pay Landlord, at such place as Landlord shall from time to time direct by written notice to Tenant, "Minimum Rent" for the term of this Lease at the monthly rate of:

      (i) Thirty Five Thousand Six Hundred Twenty Five Dollars ($35,625.00) per month for the first partial (if any) and first (1st) through fifth (5th) full Lease Years after the Rental Commencement Date;

      (ii) Thirty Nine Thousand One Hundred Eighty Eight Dollars ($39,188.00) per month for the sixth (6th) through the tenth (10th) Lease Years after the Rental Commencement Date; and

      (iii) Forty Three Thousand One Hundred Six Dollars ($43,106.00) per month for the eleventh (11th) through fifteenth (15th) Lease Years after the Rental Commencement Date;

      (iv) Tenant shall pay to Landlord Minimum Rent during the option periods based upon market rent for the Premises, provided that, for the first option period, Minimum Rent shall not be less than, nor more than fifteen percent (15%) greater than, Forty Three Thousand One Hundred Six Dollars ($43,106.00) per month. Landlord and Tenant shall agree in writing on the Minimum Rent to be paid during each respective option period upon the exercise of such option by Tenant. If within fourteen (14) days after the exercise of the respective option by Tenant, the parties are still unable to agree on the Minimum Rent to be paid, then each shall, within fourteen (14) days, make written appointment of an appraiser, and the two appraisers shall


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determine the Minimum Rent for the Premises, based upon market rent. If within twenty one (21) days the two appraisers so appointed are unable to agree on such Minimum Rent, they shall in writing immediately appoint a third appraiser, and the majority of the three so appointed shall determine the Minimum Rent. Should the three appraisers so appointed fail to determine Minimum Rent before the expiration of this Lease, the Tenant shall continue to pay the same Minimum Rent as that in effect immediately prior to such expiration until the new Minimum Rent has been determined, at which time the difference between the Minimum Rent so paid and that payable as the new Minimum Rent from the beginning of the period when the new Minimum Rent was to be in effect shall be paid by Tenant to Landlord or reimbursed from Landlord to Tenant, as the case may be. Should the appraisal process fail, either party may invoke, if need be, equity jurisdiction.

      Minimum Rent shall be payable during each Lease Year in advance on the first day of each and every calendar month during the term of this Lease, without demand or notice therefor and without abatement thereof or setoff therefrom (except as expressly provided in this Lease, and except for any amounts awarded in a final judgment against the Landlord), commencing on the Rental Commencement Date. Minimum Rent shall be prorated for the fractional portion of any month.

      4.2 ADDITIONAL CHARGES. From and after the Rental Commencement Date, Tenant shall pay, as additional rent, any additional charges due from Tenant under the terms of this Lease.

                                    ARTICLE V

      5.1 REAL ESTATE TAXES.

      (a) From and after the Rental Commencement Date, Tenant shall pay, as additional rent, any Taxes (defined below) imposed upon the Premises during the term hereof.

      (b) For purposes of this Lease, the term "Taxes" shall include ad valorem taxes and assessments imposed upon the Premises during the term hereof, less any abatements, refunds, or rebates made thereof or any discounts available with respect thereto. Notwithstanding the foregoing, "Taxes" shall not include: (i) Any special assessment for improvements heretofore installed or in the process of installation in connection with the initial development of the Premises; (ii) any interest or penalties payable by Landlord as a result of Landlord's failure to pay any such Taxes prior to delinquency; (iii) (reserved); (iv) (reserved);
(v) any tax payable by Landlord on rentals, unless (A) such taxes are imposed on owners of real property only and (B) such taxes are in lieu of the Taxes required to be paid by Tenant hereunder, in which event Tenant shall pay such


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Taxes only to the extent the same are applicable to the rent payable by Tenant hereunder; and (vi) any estate, inheritance, succession, capital levy, corporate franchise, gross receipt, transfer or income tax or capital levy of Landlord.

      To the extent Tenant is required to pay for any special assessment for improvements, Tenant's obligation shall be determined by treating the assessment as payable in as many installments as is lawful, and charging Tenant with Tenant's Proportionate Share thereof during the Lease Year corresponding to an annual payment of the assessment. Any annual assessment deemed payable after the term of this Lease shall not be Tenant's obligation.


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      5.2 PAYMENT.

      (a) Tenant shall pay Taxes directly to the taxing authority within thirty
(30) days after receipt of (i) Landlord's written notice that such Taxes are due and payable, and (ii) a copy of the applicable tax bill, provided, however, in no event shall Tenant be required to remit Taxes earlier than thirty (30) days prior to the last day such Taxes may be paid without becoming delinquent. If Tenant fails to pay Taxes in accordance with the immediately preceding sentence, and such failure to pay causes Landlord to incur penalties or interest with respect to the late payment of Taxes, Tenant shall promptly reimburse Landlord, upon Tenant's receipt of a statement from Landlord, for such penalties and interest incurred by Landlord.

      (b) Tenant may contest taxes on the Premises. Should Tenant institute proceedings to contest the validity or the amount of any tax or assessment levied against the Premises, Landlord will cooperate in such proceedings, which cooperation shall be at Landlord's expense, provided Landlord is not otherwise participating in such proceedings. Should any of the proceedings referred to in this Section 5.2(b) result in reducing the total annual real estate tax and assessment liability against the Premises, Tenant, after deducting any expenses incurred by it, shall be entitled to receive such refunds attributable to the Premises paid by the taxing authorities to the extent such refund applies to Taxes to which Tenant paid. Any balance of said refund remaining after such payment to Tenant shall belong to Landlord.

      (c) Landlord hereby covenants to apply all sums paid by Tenant to Landlord, if any, pursuant to this Section 5.2 or otherwise, to the payment when due of all Taxes and other taxes and assessments assessed against the Premises.

                                   ARTICLE VI

      6.1 LANDLORD'S CONSTRUCTION. No particular initial construction by Landlord is required as to the Premises, as the Premises has been fully constructed as of the Commencement Date of this Lease.

      6.2 (Reserved.)

      6.3 WARRANTIES. Landlord shall partially assign to Tenant all guaranties and warranties in connection with original construction for those items that Tenant is obligated to repair and maintain pursuant to Section 7.2, specifically retaining rights under such guaranties and warranties related to Landlord's obligations hereunder.

                                   ARTICLE VII


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      7.1 LANDLORD'S REPAIRS. Landlord shall, at Landlord's sole cost and expense, maintain in good condition and make all repairs and replacements required as a result of the act, default, omission or negligence of Landlord, its employees, agents, licensees or contractors. Landlord shall promptly commence and diligently complete all such repairs upon notice thereof from Tenant.

      7.2 TENANT'S REPAIRS.

      (a) Tenant shall, at Tenant's sole cost and expense, and except as to matters of Landlord's repairs set forth in Section 7.1(a) above, repair, replace when necessary, and maintain the exterior and interior and all elements of the Premises in good order and condition, structural and otherwise; provided, however, that, subject to Section 14.4 and Article XV below, Landlord shall reimburse Tenant for the cost of any such repairs required as a result of the negligence, willful misconduct or breach of this Lease, by Landlord, its agents, employees or contractors, and; provided, further, that during the initial term of this Lease, and other than in the event of an insured casualty loss to the extent of insurance proceeds as pertains thereto, under no circumstances shall Landlord require Tenant to replace, as opposed to repair, the roof and the parking lot of the Premises.

At all times Landlord agrees to assign to Tenant (or enforce for Tenant's benefit) all warranties, extended warranties and guarantees with respect to the HVAC system, and all other systems, of any kind or nature, serving the Premises and which Tenant is required to repair hereunder.

Upon the expiration or termination of this Lease, and subject to the provisions of Article XII below, Tenant shall surrender the Premises to Landlord in good condition and repair, excepting ordinary wear and tear, damage and destruction, condemnation, repairs required under this Lease to be made by Landlord, and acts or omissions of Landlord, its agents, employees, or independent contractors.

      (b) During the term of this Lease Tenant shall maintain a service contract providing for the maintenance of the HVAC system serving the Premises on at least a quarterly basis. If Tenant is required to replace any such systems during the last five (5) years of the term (or extended term, as the case may be) of this Lease, Landlord, upon the termination of this Lease, shall reimburse Tenant for an amount equal to the product obtained by multiplying the cost thereof by a fraction equal to (i) one (1) minus (ii) a fraction, the numerator of which shall be the number of days subsequent to the date Tenant paid bills for the same to and including the last day of the term (or extended term, as the case may be) of this Lease, and the denominator of which shall be the number of days in the entire

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"useful life" of such systems. However, if Tenant and Landlord shall subsequently renew or extend this Lease, then Tenant shall continue to pay its share of the cost of such systems over the remaining useful life thereof during the renewal or extended term of this Lease.

      7.3 DISTURBANCE OF OCCUPANCY. If by reason of the work done by Landlord pursuant to Section 7.1 above (and/or by reason of the failure of Landlord to perform such work as required above), Tenant is deprived of the use of all or a portion of the Premises, then Minimum Rent and any other charges payable hereunder, shall be abated as set forth herein. If Tenant is deprived of the use of the whole of the Premises, or a substantial portion thereof to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, then Minimum Rent and any other charges payable hereunder shall be abated entirely until Tenant is obligated to recommence paying rent in accordance herewith. If Tenant is deprived of the use of less than a substantial part of the Premises, then Minimum Rent and any other charges payable hereunder shall be abated in proportion to that portion of the Premises of which Tenant shall be deprived, until Tenant is obligated to recommence paying rent in accordance herewith. Tenant shall not be required to recommence paying Minimum Rent and other charges (or such abated portion thereof) until Tenant's use of the Premises is fully restored.

      If such work would affect the layout or appearance of the Premises, all such work shall be done in accordance with plans and specifications approved by Tenant, which approval shall not be unreasonably withheld.

      7.4 TENANT'S ALTERATIONS. Tenant shall have the right, at its sole expense, from time to time, to make such alterations, additions, improvements and changes to the Premises and such parts thereof as Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations, additions, improvements and changes when completed shall neither impair the structural soundness nor diminish the value of the Building. Prior to commencing any such alterations, additions, improvements or changes, Tenant shall deliver written notice to Landlord five (5) days prior to commencing the same, which notice shall set forth, in reasonable detail (including plans and specifications, if available) such alterations, additions, improvements or changes. Notwithstanding the foregoing, Tenant shall not make any structural alterations to the Premises, alterations that would affect the exterior appearance of the Premises, or alterations costing in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Within thirty (30) days after Landlord's written request, Tenant shall provide Landlord with a set of "as built" plans for any

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alterations performed by Tenant, if available. Tenant shall be permitted to install an antenna or satellite dish on the roof of the Premises, subject to Landlord's reasonable approval as to location and method of screening, provided that the antenna or satellite dish, or the installation thereof, does not impair the structural integrity of the roof, and Tenant coordinates such installation with Landlord's roofing contractor to avoid violations of any roofing warranties. Notwithstanding the foregoing, in connection with an assignment of this Lease or a sublease of the Premises pursuant to Section 11.1 below, Tenant shall have the right, at its sole expense, to (a) add additional entrances to the Premises; (b) add to or delete the amount, or change the configuration, of the glass in the storefront of the Premises; (c) change the exterior signage of the Premises; and (d) alter or change utility systems which solely serve the Premises; provided that in all cases any changes to the exterior appearance of the Premises shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, so long as the Premises are not structurally impaired and remain architecturally harmonious with the remainder of the Shopping Center. For purposes of this Section 7.4, "structural alterations" shall mean alterations to the load bearing walls, foundation, and/or roof of the Premises. Upon the expiration of this Lease, Tenant may, at its option, remove all such alterations, additions, improvements and changes, other than any which would impair the structural soundness of the Premises or which are required to comply with applicable law. All such alterations, additions, or improvements shall be done in accordance with all applicable laws, rules, regulations, and orders, including applicable building codes.

                                  ARTICLE VIII

      8.1   (Reserved.)

      8.2   (Reserved.)

      8.3   (Reserved.)

      8.4   (Reserved.)

      8.5   (Reserved.)

      8.6 COMMON AREA COSTS. Except as set forth in any of the documents described in EXHIBIT "F", including the Reciprocal Easement and Operation Agreement recorded November 15, 1999, the obligations of and under all of which are to be borne and paid by the Tenant as additional rent hereunder, the Premises does not share common areas or common area costs with any other premises.

                                   ARTICLE IX


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      9.1 UTILITIES. Tenant shall pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Premises. The obligation of Tenant to pay for such utilities shall commence as of the Rental Commencement Date.

      9.2 INTERRUPTION OF SERVICE. If any utility services to the Premises are interrupted as a result of Landlord's acts or omissions, to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, Tenant may abate Minimum Rent until such services are restored.

                                    ARTICLE X

      10.1 USE OF PREMISES. Tenant shall have the right to use and occupy the Premises for any lawful use, and for the sale and service of consumer electronic goods; provided, however, in no event may the Premises be used for any use which would violate any of the use restrictions set forth in the documents described in EXHIBIT "F" attached hereto. Subject to the foregoing, such use for the sale and service of consumer electronic goods shall include but not be limited to the retail and wholesale sale, distribution, installation and repair of audio, video, and electronic equipment and products, home office and computer equipment and products, and consumer electronic equipment and products, and related software and accessories, including mobile and automotive electronic and accessory installation, and demonstration, display, training, and the sale and/or service and/or use of related products as well as all uses incidental thereto (including storage, service, and repair), and including the technological evolution of the foregoing uses as may occur over time (the "Tenant Use").

      10.2 (Reserved.)

      10.3 TENANT'S COVENANTS. Tenant covenants and agrees as follows:

      (a) Tenant shall permit Landlord and its agents on reasonable notice and at reasonable times to examine the Premises and to show the Premises to prospective purchasers, mortgagees, and/or tenants (only during the last nine
(9) months of the term), provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business. Tenant shall permit Landlord upon prior notice to enter the Premises to make such repairs, improvements, alterations or additions thereto as may be required by Landlord under this Lease, subject to Section 7.3 above. Any entry into the Premises by Landlord shall be coordinated with Tenant's alarm service/security provider.

      (b) Tenant shall comply with any and all laws, rules, regulations, ordinances, and orders with respect to Tenant's use

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and occupancy of the Premises, provided that Tenant shall have the right to contest the legality of any law, order, rule, regulation or requirement applicable to Tenant's use of the Premises. Upon the final termination of any such contest, Tenant shall comply with any such law, order, ordinance, rule, regulation or requirement to the extent held to be valid or legal. Notwithstanding anything to the contrary as set forth herein, to the extent compliance with any such law, order, ordinance, rule, regulation or requirement requires any structural alteration of the Premises for reasons unrelated to Tenant's particular use thereof or to any alterations undertaken or requested by Tenant, then Landlord, at its sole expense, shall promptly comply with any such law, order, ordinance, rule, regulation or requirement.

      (c) If Tenant's use of the Premises causes an increase in the insurance rates upon the Premises, Tenant agrees to pay to Landlord as additional rent such increased premiums. Landlord represents and warrants to Tenant that Landlord has no knowledge that Tenant's use of the Premises for the Tenant Use shall cause such an increase in Landlord's insurance premiums.

      (d) All of Tenant's garbage and refuse shall be kept in the kind of containers specified by Landlord and shall be placed outside the Premises and prepared for collection in the manner and at the times and places specified by Landlord. Tenant, at its expense, shall provide for the removal of such garbage and refuse. Tenant shall not allow garbage or refuse to be placed or stored anywhere within the Premises except within those outdoor receptacles specified by Landlord. Landlord acknowledges that Tenant will maintain a trash compactor and related trash storage immediately adjacent to the Building.

      10.4 OPERATIONS. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that it shall open for business after the Rental Commencement Date and shall operate its business in the Premises for a period of one (1) year after such date of opening (the "Minimum Operating Period"). Notwithstanding the Minimum Operating Period, (i) Tenant shall have the right to temporarily cease operating in the Premises for purposes of redecoration, remodeling and/or refurbishing of the Premises, an assignment of this Lease and/or sublease of all or any portion of the premises which is not prohibited under ARTICLE XI below, or other causes beyond Tenant's control (excluding market and financial conditions), and (ii) after the expiration of the Minimum Operating Period, Tenant shall not be obligated to remain open after such opening. Upon any discontinuance of operations at the Premises by Tenant after the expiration of the Minimum Operating Period in excess of one hundred eighty
(180) days (excluding such discontinuance due to damage or destruction of the Premises, redecoration, remodeling and/or refurbishing of the Premises, an assignment of this Lease or a sublease of all or any portion of the Premises,

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or other causes beyond Tenant's control (excluding market and financial conditions)), Landlord shall have the right to terminate this Lease upon thirty
(30) days written notice to Tenant delivered to Tenant after the expiration of such one hundred eighty (180) day period; provided, however, that if Tenant shall deliver written notice to Landlord within thirty (30) days after receipt of Landlord's notice of termination that Tenant either shall reopen for business in the Premises or that Tenant has assigned this Lease or sublet all or any portion of the Premises, then such notice of termination from Landlord shall be of no further force or effect, provided that either (i) Tenant shall open for business within sixty (60) days after the date of Tenant's written notice to Landlord that Tenant shall reopen for business in the Premises, or (ii) Tenant's assignee or subtenant shall open for business within ninety (90) days after the date of Tenant's written notice to Landlord that Tenant has assigned or sublet the Premises. The right of termination provided to Landlord herein shall be Landlord's sole remedy upon any discontinuation of operations by Tenant at the Premises and in the event of termination of this Lease pursuant to this Section
10.4 then all of Tenant's obligations hereunder shall end as of such termination except for obligations of Tenant which expressly survive any termination of this Lease (other than those specific obligations which expressly survive any termination of this Lease by virtue of Tenant's default hereunder).

                                   ARTICLE XI

      11.1 ASSIGNMENT AND SUBLETTING.

      (a) Subject to the provisions of this Article XI, Tenant shall have the right to assign this Lease and/or to sublet all or any portion of the Premises, provided such assignee or sublessee shall be a retail user, and provided that such assignment or sublease is subject to Landlord's written consent, which consent shall not be unreasonably withheld or delayed. For purposes of this Lease, the sale, issuance, or transfer of stock in Tenant shall not be deemed to be an assignment of this Lease, nor shall any assignment of this Lease to a parent, subsidiary, or affiliate, a transfer by reason of merger or consolidation, or by reason of the sale of the bulk of Tenant's assets or stock, be deemed to be an assignment of this Lease, provided that any of the same is not undertaken to circumvent the provisions hereof.

      (b) Tenant shall have the right to make a collateral assignment of Tenant's leasehold interest in the Premises under this Lease without Landlord's consent in connection with any financing obtained by Tenant. Landlord and Tenant shall, simultaneously herewith, and from time to time hereafter upon the request of Tenant, enter into a Landlord Waiver in the form attached hereto and made a part hereof as Exhibit "K", or, from time to time, such other document as is not substantively more restrictive of Landlord, and which imposes upon Landlord no duties in addition to those as set forth in said Landlord Waiver.

      (c) Notwithstanding the foregoing, if Tenant intends to assign this Lease and/or sublease all or any portion of the Premises in connection with any transfer not excluded, then Tenant shall deliver written notice thereof to Landlord and shall set forth the proposed use of the Premises by such assignee or subtenant, audited (if available) financial statements evidencing the net worth of such assignee or subtenant and a summary of such assignee's or subtenant's operational and management retail experience (if any). Within thirty
(30) days after the date of receipt of such written notice and information, Landlord shall deliver written notice to Tenant of Landlord's election either
(A) to consent to such assignment or sublease or of (B) reasonable refusal to consent to such proposed assignment or sublease. If Tenant does not receive such written notice from Landlord within such thirty (30) day period, then Tenant shall deliver a second written notice to Landlord containing the same information as set forth above and a copy of Tenant's first written notice to Landlord as set forth above, and Landlord shall again deliver written notice to Tenant of Landlord's election under (A) or (B) above within fifteen (15) days after the date of receipt of such second written notice and information. If Tenant does not receive such written notice from Landlord within such fifteen
(15) day period, then Landlord shall be deemed to have consented to such proposed transaction.

      (d) Upon assignment of this Lease, the assignee shall execute and deliver to Landlord, in form and substance reasonably acceptable to Landlord and such assignee, an instrument by which such assignee agrees to assume and perform all obligations of Tenant to be performed under this Lease from and after the effective date of such assignment.

      11.2 LIABILITY. If, at any time during the term of this Lease, Tenant sublets all of the Premises or assigns this Lease as provided herein, Tenant shall nevertheless remain fully liable under all the terms and conditions of this Lease, except in the event Landlord executes an express, written release as to such liability. In the event Tenant assigns this Lease to a tenant having financial strength equal to or greater than that of Tenant, then Tenant, upon such assignment, shall thereafter be released from any responsibility for or liability under any of the terms and conditions of this Lease.

                             ARTICLE XII - FIXTURES

      All shelving and other equipment, Tenant's signage, partitions, displays, plug mold, slot wall, Tenant's personal property, items and fixtures unique to Tenant's consumer electronics business, all other trade fixtures and specialty light fixtures, and all non-structural decorations, alterations, additions, improvements, and changes installed by or at the expense of Tenant in or on the Premises shall remain the property of Tenant and Tenant may, but shall not be obligated to, remove the same or any part thereof upon the expiration or sooner termination of the term hereof (except that Tenant shall remove its personal property and equipment), and provided that Tenant, at its sole cost and expense, shall make any structural or roof repairs occasioned by such removal, or any wanton damage occasioned by Tenant's negligence in such removal, but shall not be obligated to replace any items which Tenant is permitted to remove, nor, except as set forth above, shall Tenant be obligated to restore the Premises to any particular condition. In all events, ordinary wear and tear shall be excepted from any requirement as to the condition of the Premises.

                                  ARTICLE XIII

      13.1 EXTERIOR SIGNS.

      (a) Subject to Section 6.2(c) above, Tenant shall have the right, at its sole expense and in conformity with applicable laws and ordinances (including variances), to erect and thereafter, to maintain and/or replace, if it shall so elect, signs on or about the Premises. Landlord shall not utilize the Premises for signs or advertising purposes.

      (b) (Reserved.)

      (c) Upon any permitted assignment of this Lease or subletting of the Premises, as set forth in ARTICLE XI above, the assignee and/or subtenant shall have the right, at its sole expense and in conformity with applicable laws and ordinances, to erect and thereafter to maintain and/or replace signs on or about the Premises.

Upon the expiration of this Lease, Tenant shall have the right to remove all such signs, provided that Tenant repairs any damage to the Building or pylon signs caused by such removal, and Tenant shall not remove the monument sign itself.

      13.2 INTERIOR SIGN. Tenant shall have the right to install its usual and customary signs and fixtures in the interior of the Premises, including without limitation, flat paper signs on the interior thereof, all of which shall be professionally lettered.

                                   ARTICLE XIV

      14.1 INDEMNITY. Subject to Section 14.4 below:

      (a) Tenant shall indemnify and hold Landlord harmless from any claims, damages, liabilities, and expenses (including attorneys' fees and costs) for damage or injury to any person or any property occurring on the Premises, or any part thereof, or arising out of Tenant's obligations under this Lease, except to the extent caused by the tortious act, negligence or breach of this Lease by Landlord, its agents, employees, or independent contractors, Landlord's failure to perform its repair obligations hereunder, or any latent defects in the Premises.

      (b) Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, liabilities, and expenses (including attorneys' fees and costs) for damage or injury to Tenant or any other person or any property arising out of Landlord's obligations under this Lease, except to the extent caused by the tortious act, negligence or breach of this Lease by Tenant, its agents, employees, or independent contractors.

      14.2 LANDLORD'S INSURANCE. Landlord shall not be required to carry any particular insurance policies under the terms of this Lease.

      14.3 TENANT'S INSURANCE. Except as set forth below, during the term of this Lease, Tenant shall maintain the following insurance policies:

      (a) Comprehensive public liability insurance, including insurance against the assumed or contractual liability of Tenant hereunder, to afford protection to the limit for each occurrence of not less than Three Million Dollars ($3,000,000.00) (including umbrella coverage) combined single limit for bodily injury, death and property damage.

      (b) Special form or all risk insurance, written at replacement cost value and with replacement cost endorsement, covering the Building shell, all leasehold improvements in the Premises paid for by Landlord, and Landlord's interest in the Premises .

      (c) All-risk property insurance, written at replacement cost value and with replacement cost endorsement covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, wall and floor coverings, furniture and other personal property), all leasehold improvements in the Premises paid for by Tenant, and Tenant's interest in the Premises.

The policy carried by Tenant under Sections 14.3(a) and (b) above shall name Landlord as an additional insured, and such policy shall also contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days written notice to Landlord. Such insurance may be carried under blanket insurance policies. Such policy, or a certificate thereof, shall be deposited with Landlord by Tenant not later than such date as Tenant or its agents, employees or contractors shall enter the Premises. Prior to the expiration or termination of such policy, Tenant shall deliver to Landlord a new or renewal policy (or a certificate thereof). Notwithstanding anything to the contrary set forth above, Landlord and Tenant shall each have the right to self-insure all or any part of its insurance obligations hereunder, so long as the self-insuring party obtains and maintains a tangible net worth of at least $150,000,000.00.

      14.4 WAIVER. Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties insured against or required to be insured against hereunder (including deductible portions), even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each party hereby waives any right of subrogation for all or any insurance maintained by either party. Each party shall cause each insurance policy carried by it hereunder to be written in such manner to provide that the insurer waives all right of recovery by way of subrogation against the other party hereunder in connection with any loss or damage covered by such policy. To the extent either party may self-insure for insurance obligations for which such party has the right to self insure herein, then for purposes of this Section 14.4 such party shall be deemed to have carried such required insurance with respect to such self-insured risks.

                                   ARTICLE XV

      15.1 ABATEMENT OR ADJUSTMENT OF RENT. If the Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then Minimum Rent and any other charges payable hereunder, shall be abated as set forth herein. If the whole of the Premises shall be damaged or destroyed, or if a substantial portion thereof shall be damaged or destroyed to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, then Minimum Rent and any other charges payable hereunder shall be abated entirely until Tenant is obligated to recommence paying rent in accordance with Section 15.3 below.

      If less than such substantial part of the Premises shall be damaged or destroyed, then Minimum Rent and any other charges payable hereunder shall be abated in proportion to that portion of the Premises of which Tenant shall be deprived on account of such damage or destruction and the repair, restoration, rebuilding or replacement or any combination thereof, of the improvements so damaged or destroyed, and Tenant shall again be obligated to recommence paying rent in accordance with Section 15.3 below.

      15.2 REPAIRS AND RESTORATION OF PREMISES.

      (a) Upon any damage or destruction of the Premises, Landlord shall make all insurance proceeds available to Tenant, and Tenant shall promptly proceed to repair, restore, replace or rebuild the Premises to substantially the condition in which the same were immediately prior to such damage or destruction and Tenant thereafter shall diligently prosecute said work to completion without delay or interruption, subject to Section 21.5 below.

      (b) Notwithstanding anything to the contrary set forth in Section 15.2(a) above, if such damage or destruction shall occur during the last two (2) years of the term of this Lease and shall amount to fifty percent (50%) or more of the replacement cost of the Premises (exclusive of the land and foundations), this Lease may be terminated at the election of either Landlord or Tenant upon thirty
(30) days after the occurrence of such damage or destruction; provided, however, that if Landlord shall elect to terminate this Lease, such cancellation shall be of no force and effect if Tenant shall give Landlord written notice within thirty (30) days after receipt of such notice of termination that Tenant has elected to renew (or extend) this Lease pursuant to ARTICLE III above (but only if Tenant's right to renew this Lease has not then elapsed). Upon any such renewal, this Lease shall remain in full force and effect, and the Premises shall be restored in accordance with the terms and conditions of this ARTICLE XV.

      (c) If this Lease is terminated under this Section 15.2, any Minimum Rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

      (d) Upon any damage or destruction to the Premises and any repairs and/or restoration thereto under this ARTICLE XV, Tenant, at Tenant's expense, shall promptly repair and/or replace all damaged or destroyed fixtures, inventory, equipment, furniture, and other personal property, and all leasehold improvements installed by Tenant.

      15.3 DELIVERY OF PREMISES. If this Lease has not been cancelled hereunder as a result of any damage or destruction of the Premises, Tenant shall not be required to accept delivery or possession of the Premises and recommence paying Minimum Rent and other charges (or such abated portion thereof) until all of the following shall have occurred:

      (a) The damaged or destroyed portion of the Premises shall have been completed as nearly as practicable to the condition existing immediately prior to such destruction or damage and in accordance with Section 15.2, and

      (b) If the Premises have been totally damaged or destroyed, Tenant shall have a period of sixty (60) days from and after such date of completion to install all trade fixtures, merchandise, equipment and other personal property damaged or destroyed in connection with such damage or destruction of the Premises.

                                   ARTICLE XVI

      16.1 TOTAL TAKING. If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

      16.2 PARTIAL TAKING.

      (a) Tenant may, at its election, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects: (i) five percent (5%) or more of the floor area of the Building; (ii) ten percent (10%) or more of the parking areas of the Premises; or (iii) any portion of the Premises whose condemnation would materially affect ingress to and egress from the Premises if substantially equivalent ingress and egress is not promptly obtained by Landlord and made available to Tenant.

      Tenant shall give Landlord notice of Tenant's election within thirty (30) days after Tenant shall receive notice of such pending condemnation. If Tenant fails to give Landlord such written notice within such thirty (30) day period, Tenant shall be conclusively deemed to have elected not to terminate this Lease. Notwithstanding any termination of this Lease by Tenant hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may reasonably determine, for the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority.

      (b) Notwithstanding anything to the contrary set forth herein: (i) if any portion of the Premises is condemned or conveyed in lieu of such condemnation during the last two (2) years of the term hereof, then either Tenant or Landlord may terminate this Lease upon thirty (30) days written notice to the other party; provided, however, that any such notice of termination by Landlord shall be ineffective, and this Lease shall remain in full force and effect, if Tenant, within thirty

(30) days after receipt of such notice from Landlord, shall give notice to Landlord of its intention to extend the term of this Lease in accordance with
ARTICLE Ill above (but only if Tenant's right to renew this Lease has not then elapsed). If Tenant gives Landlord such notice of such renewal, Landlord shall make the condemnation award available to Tenant, and Tenant shall repair and/or restore the Premises in accordance with the terms and conditions of this ARTICLE XVI; (ii) if more than fifty percent (50%) of the aggregate floor area of the Building and/or other buildings or improvements is condemned or conveyed in lieu of such condemnation, Landlord shall have the right to terminate this Lease upon thirty (30) days written notice to Tenant.

      Notwithstanding any termination of this Lease pursuant to the terms and conditions of this Section 16.2(b), Tenant, at its election, may continue to occupy the Premises, subject to the terms and conditions of this Lease, for the period between the date of such taking and the date when possession of the property to be condemned shall be taken by the appropriate authority.

      16.3 RESTORATION. If this Lease is not terminated under Section 16.2 above, Landlord shall make the condemnation award available to Tenant, and Tenant shall promptly restore the remaining portions of the Premises, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking. Minimum Rent and any other charges payable by Tenant hereunder shall be suspended or abated until the completion of such restoration according to the nature and extent of the injury to the Premises and to Tenant's business. Upon any condemnation of a portion of the Premises, the Minimum Rent and any other charges payable by Tenant hereunder shall be proportionately reduced based upon the floor area of the Premises remaining after said taking.

      16.4 THE AWARD. All compensation awarded for any taking, whether for the whole or a portion of the Premises shall be the sole property of Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of or loss of the fee, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation; provided, however, Landlord shall not be entitled to and Tenant shall have the sole right to retain any portion of any award made by the appropriating authority as pertains to (a) the unamortized portion of any leasehold improvements installed in the Premises at the expense of Tenant, (b) the cost of removal of leasehold improvements, fixtures, and other improvements installed in the Premises by, or at the expense of, Tenant, (c) Tenant's movable trade fixtures, (d) relocation expenses, and
(e) any separate award made by the appropriating authority directly to Tenant. In the event of a partial taking and the continuance of the Lease, Landlord covenants to make its award available to Tenant for the restoration of the Premises, and Tenant covenants to apply its portion of the award to the restoration of the Premises.

      16.5 RELEASE. In the event of any termination of this Lease as the result of the provisions of this ARTICLE XVI, Minimum Rent and any other charges, if any, paid in advance by Tenant shall be refunded to Tenant, and the parties, effective as of such termination, shall be released from all liability and obligations thereafter arising under this Lease.

                                  ARTICLE XVII

      17.1 EVENTS OF DEFAULT: REMEDIES. If Tenant shall at any time be in default in the payment of rental or any other charges hereunder, which while due and payable on the first day of each month shall not constitute a default, an event of default or be subject to any late penalty or interest unless not received by Landlord by the tenth of each month, or if Tenant shall at any time be in default in the performance of any of the covenants of this Lease, and Tenant shall fail to remedy such default within (a) ten (10) days after receipt of written notice thereof from Landlord if such default is as to payment of Minimum Rent or the payment of any other charges, or (b) thirty (30) days after receipt of written notice thereof if such default is nonmonetary (but Tenant shall not be deemed in default if it commences to remedy such default within said thirty (30) day period and proceeds therewith with due diligence), or if a petition in bankruptcy or reorganization shall be filed by or against Tenant and not dismissed in ninety (90) days, or if Tenant shall be adjudged a bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon the Premises be appointed in any action, suit or proceeding by or against Tenant and not removed within sixty (60) days after appointment, or if the interest of Tenant in the Premises shall be sold under execution or other legal process, Landlord may by notice to Tenant, exercise any and all remedies available to it at law or in equity, including, without limitation, electing to terminate this Lease, or without terminating this Lease, re-enter the Premises by summary proceedings, proceedings in forcible entry and detainer, eviction, or otherwise, and may dispossess Tenant. Any past due rent shall accrue interest at the rate of three percent (3%) per annum above the Prime Rate from the date such payment was initially due until paid.

      17.2 LANDLORD'S RIGHT TO RELET. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease as above provided, Landlord shall use reasonable efforts to relet the Premises or any part thereof to any person, firm or corporation and for such time and upon such reasonable terms as Landlord may determine. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and Tenant upon demand in writing, shall pay the reasonable cost of taking the Premises back to "shell" or "white envelope", but excluding tenant improvements for the replacement tenant, together with Landlord's reasonable expenses of reletting, including any commissions and attorneys' fees relative thereto. If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of the monthly rent and other charges reserved herein, together with, if such rents on reletting are at least at then prevailing reasonable market rents, the reasonable costs of tenant improvements for any replacement tenant amortized over the term of the new lease, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing on the dates Minimum Rent would otherwise be due. Landlord shall notify Tenant of the amount of any monthly deficiency due pursuant to the foregoing provisions and Tenant shall pay such amount on the first day of each month thereafter until Landlord notifies Tenant of any change in such amount or until the end of the term, whichever occurs first.

      17.3 OTHER REMEDIES. The rights and remedies of Landlord set forth in this
ARTICLE XVII and in Section 18.1 below shall be in addition to Landlord's other rights and remedies at law or in equity, provided that such other rights and remedies shall be subject to the explicit rights and remedies set forth herein, and all remedies set forth in this Article XVII shall be pursued in conformance with applicable law and Landlord shall be obligated to mitigate any damages arising from a default by Tenant hereunder.

                                  ARTICLE XVIII

      18.1 LANDLORD'S SELF-HELP. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount (together with interest thereon at twelve percent (12%) per annum) shall be added to and become due as a part of the next payment of rent due hereunder.

      18.2 TENANT'S SELF-HELP. If Landlord shall breach, or fail to perform or observe, any agreement or condition in this Lease contained on Landlord's part to be performed or observed, and if Landlord shall not cure such breach or failure within thirty (30) days after notice from Tenant specifying such breach or failure (or, if such breach or failure shall reasonably take more than thirty
(30) days to cure, and Landlord shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), Tenant may, at Tenant's option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such breach or failure for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor and save Tenant harmless therefrom; provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period if reasonably necessary to protect the Premises or Tenant's interest therein, to prevent injury or damage to persons or property, or in the event of any other emergency (e.g., roof leak). Any amounts (together with interest thereon at twelve percent (12%) per annum) not reimbursed by Landlord within thirty (30) days of Tenant's written demand therefor may be applied by Tenant as a credit against Tenant's next payment(s) of Minimum Rent or other charges.

                                   ARTICLE XIX

      19.1 SUBORDINATION. Tenant hereby subordinates this Lease to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the Premises; provided, however, that Landlord, at its expense, shall procure from any such mortgagee an agreement, in writing, in form and substance reasonably acceptable to Tenant, providing in substance that (a) such mortgagee recognizes this Lease and so long as Tenant substantially performs the obligations imposed upon Tenant hereunder within the applicable grace or cure period, its tenancy will not be disturbed, nor its rights under this Lease affected by, any default under such mortgage nor shall Tenant be named as a defendant in any foreclosure proceeding, and (b) in the event of any foreclosure under any such mortgage or deed of trust, or a granting of a deed in lieu thereof, any such mortgagee or purchaser of Landlord's interests through foreclosure sale or deed in lieu thereof shall permit the insurance proceeds and condemnation awards to be used for any restoration and repair or otherwise applied as required under ARTICLES XV and XVI hereof and shall otherwise assume all of the obligations of Landlord under this Lease. Landlord, at its expense, shall procure such executed agreement from any existing mortgagee upon the execution hereof; if Landlord fails to deliver such executed agreement to Tenant, as required herein, Tenant may, at its option, and in addition to Tenant's other remedies as set forth herein, extend the Rental Commencement Date by such period as shall have occurred from the date of execution hereof to the date Tenant receives such executed agreement from such mortgagee.

      19.2 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and, performed hereunder, Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord.

      19.3 LANDLORD'S ASSURANCES.

(a) To induce Tenant to execute this Lease, and in consideration thereof, Landlord warrants, represents, covenants and agrees as follows:

      (i) Landlord has good fee simple title to the entire Premises free and clear of all easements, restrictions, liens, encumbrances, leases and the like, except as set forth on EXHIBIT "F" attached hereto and made a part hereof.

      (ii) (Reserved.)

      (iii) (Reserved.)

      (iv) (Reserved.)

      (v) (Reserved.)

      (vi) The execution and performance of this Lease by Landlord will not violate or cause a default under any agreement, instrument, or other transaction to which Landlord is a party or by which Landlord and/or the Premises are bound.

      (vii) If Landlord shall breach any material warranty, representation, covenant or agreement set forth in this Section 19.3, such breach results in disturbance of Tenant's quiet and peaceful possession of the Premises for the Tenant Use, or materially interferes with Tenant's use and enjoyment of the Premises, to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, then, in addition to all other remedies available to Tenant, Minimum Rent and any other charges payable hereunder shall be abated entirely so long as such warranty, representation, covenant or agreement shall remain uncured during such period of breach. Further, so long as such warranty, representation, covenant or agreement shall remain uncured, Tenant shall have the right at any time following six (6) months after the occurrence of such failure or breach by giving Landlord notice thereof, such notice to be given prior to the full compliance by Landlord with such requirements, warranties, representations, covenants and agreements, to terminate the Lease and recover from Landlord the unamortized portion of any leasehold improvements installed in the Premises at the expense of Tenant.

Unless otherwise specifically provided in this Lease, Tenant's remedies under this Lease shall be cumulative to the extent permitted by law and equity. If at any time during the term of this Lease (or any renewal thereof) applicable law shall not permit the use of the Premises for the purposes permitted herein, or use of all access routes and entrances to the Premises in the manner contemplated by this Lease, then Tenant, without waiving any other rights Tenant may have on account thereof, may terminate this Lease by giving Landlord notice thereof.

                                   ARTICLE XX

      20.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances", as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated byphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

      20.2 TENANT'S OBLIGATIONS.

      (a) Tenant shall not cause or permit to occur (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to Hazardous Substances on, under, or about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal or any Hazardous Substances on, under, or about the Premises in violation of applicable federal or state laws, or the transportation to or from the Premises of any Hazardous Substances in violation of applicable federal or state laws.

      (b) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws") with respect to Tenant's business operations in the Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws with respect to Tenant's business operations in the Premises. Should any Authorities demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease and occasioned by Tenant or Tenant's use or occupancy of the Premises, at or from the Premises and which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plan and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

      (c) Tenant shall indemnify, defend, and hold harmless the Landlord from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances in violation of any Laws that occurs during the term of this Lease, at or from the Premises and which arises at any time from Tenant's act or Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws.

      (d) Tenant's obligation and liabilities under this Article XX shall survive the expiration of this Lease. Tenant shall not be responsible for any conditions existing prior to the date of this Lease, nor shall Tenant be responsible for any conditions not arising from Tenant's use and occupancy of the Premises.

      20.3 LANDLORD'S OBLIGATIONS.

      (a) Landlord shall indemnify, defend, and hold harmless the Tenant from all fines, suits, procedures, claims, losses, damages, liability, and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances in violation of any Laws that occurred prior to the term of this Lease, at or from the Premises, or from Landlord's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws.

      (b) In the event that any Hazardous Substances are discovered in, on, or about the Premises, and such Hazardous Substances were not caused or permitted to occur by either Tenant or Landlord, then Landlord, at its sole cost and expense, may but shall not be obligated to comply with all Laws with respect to such Hazardous Substances, provided that Landlord shall be entitled to pursue all rights and remedies against such other parties as may be responsible for the presence of such Hazardous Substances in, on or about the Premises, and provided further that if Landlord elects not to bring the Premises into compliance with all Laws, and such condition materially interferes with Tenant's use and enjoyment of the Premises, then Tenant may either undertake remedial action at Tenant's sole cost and expense, or, upon sixty (60) days prior written notice to Landlord, Tenant may terminate this Lease (provided further, however, that if Landlord, within thirty (30) days after Tenant's notice notifies Tenant of and commences remedial action, then Tenant's notice of termination shall be deemed null and void and this Lease shall remain in full force and effect).

      (c) Landlord's obligation and liabilities under this Article XX shall survive the expiration of this Lease.

                                   ARTICLE XXI

      21.1 HOLDING OVER. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Premises after the expiration of the original term of this Lease or the term of this Lease as extended hereunder without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained, except that Minimum Rent shall increase to 125% of the Minimum Rent payable during the last Lease Year of the term.

      21.2 WAIVERS. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

      21.3 NOTICES. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed, or on the date noted that the addressee has refused delivery or on the date that the notice is returned to sender due to the inability of the postal authorities to deliver. If intended for Landlord, the same shall be mailed to Landlord at the address first set forth above, or such other address as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant to the attention of the Vice President of Real Estate, at 321-A West 84th Avenue, Thornton, Colorado 80260, with a copy to Brad C. Blome, 8461 Turnpike Drive, Suite 206, Westminster, Colorado 80031, or to such other address or addresses as Tenant may hereafter designate by notice to Landlord.

      21.4 ATTORNEYS' FEES. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

      21.5 FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act by reason of restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period for the delay and the period of the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

      21.6 ESTOPPEL CERTIFICATES. At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that this Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same and the dates to which the rent and other charges have been paid, and such other matters as the requesting party may reasonably request.

      21.7 RECORDATION. Simultaneously herewith, Landlord and Tenant have entered into a Short Form and Memorandum of lease for recording in the form attached hereto and made a part hereof as EXHIBIT "G". Landlord and Tenant shall each pay one-half (1/2) of the recording fees to record such instrument.

      21.8 INVALIDITY OF PARTICULAR PROVISION. If any term or provision of this Lease or the application hereto to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      21.9 CAPTIONS AND DEFINITIONS. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as landlord or the mortgagee in possession for the time being of the land and building comprising the Premises and if there is more than one landlord, the covenants of Landlord shall be the joint and several obligations of each of them. Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      21.10 BROKERAGE. Landlord and Tenant represent and warrant each to the other that neither has dealt with any real estate agent or broker in connection with this transaction, and agree to indemnify and save each other harmless from and against all loss, cost and expense incurred by reason of the breach of such representation and warranty.

      21.11 MORTGAGEE PROTECTION. Tenant agrees to send the holder of any mortgage or deed of trust on the Premises (a "Mortgagee"), by certified mail, a copy of any notice of default given to Landlord at such address of Landlord's Mortgagee of which Tenant has been notified. If Landlord fails to cure any default of Landlord within the time period provided for in this Lease, then Landlord's Mortgagee shall have an additional thirty (30) days within which to cure such default (or such additional period of time as may be reasonably necessary if such Mortgagee is diligently pursuing cure of same) before Tenant shall be entitled to exercise any right to terminate this Lease as provided by the terms of this Lease or at law or in equity.

      21.12 ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

      21.13 LANDLORD'S LIEN. Landlord hereby specifically waives and releases any landlord's lien it has or may have by statute, common law, at equity, or otherwise, and hereby further agrees to execute such additional documents as Tenant may reasonably request to evidence such waiver and release.

      21.14 WORK BY LANDLORD. In all events, from and after the Commencement of this Lease, Landlord shall use commercially reasonable efforts to not conduct or continue major construction, remodeling, and renovation projects to the Premises during or through the period from November 1 to December 31 of each year.

      21.15 LANDLORD LIABILITY. Anything contained to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead, said covenants are made for the purpose of binding only the fee simple or leasehold estate which the Landlord owns in the Premises (including all rents, insurance proceeds, and condemnation awards therefrom) it being agreed that Landlord, its directors, officers, shareholders, members, or partners, shall never be personally liable for any judgment, deficiency, or decree against it.

      21.16 FINANCIAL STATEMENTS. In the event Tenant is not a publicly held company, within fifteen (15) days after request therefor, Tenant shall deliver to Landlord a copy of Tenant's financial statements (including, but not limited to, an audited balance sheet, if available, and an income statement) for the prior fiscal year certified by an executive officer of Tenant, together with the annual shareholders' report of any then parent of Tenant, along with, if available, consolidated financial statements of the parent and its subsidiaries.

      21.17 SALE BY LANDLORD. The sale or conveyance or transfer by Landlord of its interest in the Premises or in this Lease shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant only if the successor in interest of Landlord's interest covenants and agrees to be bound by the Landlord's obligations in and to this Lease, and, in such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease from and after the effective date of sale, conveyance or transfer.

      21.18 (Reserved.)

      21.19 DE-IDENTIFICATION. Anything set forth in this Lease to the contrary not withstanding, Tenant shall in all events, at its sole cost and expense, have the right, at the option of Tenant, to "de-identify" the Building and the Premises as to elements of Tenant's architectural and design identity and brands. Such elements may include, but not be limited to, re-configuration of the front entrance of the Premises, removal of sign boxes (and repair to such areas) and other signage unique to Tenant, repainting, and removal of or modification to other elements and articulations of the Building and the Premises unique to Tenant's architectural and design identity and brands. De-identification shall be accomplished in accordance with plans and procedures approved by Landlord, with such approval not to be unreasonably withheld or delayed.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written by their respective officers thereunto duly authorized.

                                       LANDLORD:

                                       PEARSE INVESTMENT COMPANY, L.L.L.P.
                                       a Colorado limited liability limited
                                       partnership


                                       By:
                                       William J. Pearse, Partner

                                       TENANT:

                                       ULTIMATE ELECTRONICS, INC.,
                                       a Delaware corporation


                                       By:
                                       Alan E. Kessock, Vice President

STATE OF COLORADO                   )
                                    )   ss.
COUNTY OF JEFFERSON                 )

      The foregoing instrument was acknowledged before me this __________ day of February, 2001, by William J. Pearse, Partner of Pearse Investment Company, L.L.L.P., a Colorado limited liability limited partnership.


Notary Public

My Commission Expires:

STATE OF COLORADO                   )
                                    )   ss.
COUNTY OF JEFFERSON                 )

      The foregoing instrument was acknowledged before me this ___________ day of February, 2001, by Alan E. Kessock, as Vice President of ULTIMATE ELECTRONICS, INC., a Delaware corporation.


Notary Public

My Commission Expires:

                          EXHIBIT A - LEGAL DESCRIPTION

PARCEL A:

LOT 3 IN BSK SUBDIVISION FILING NO. 1, IN THE CITY OF COLORADO SPRINGS, EL PASO COUNTY, COLORADO, ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 12, 1999 AT RECEPTION NO. 99174271.

PARCEL B:

THOSE BENEFICIAL PARKING, INGRESS, EGRESS AND UTILITY EASEMENTS OVER AND ACROSS LOTS 1, 2 AND 4 IN BSK SUBDIVISION FILING NO. 1, IN THE CITY OF COLORADO SPRINGS, EL PASO COUNTY, COLORADO, AS SET FORTH AND DESCRIBED IN RECIPROCAL EASEMENT AND OPERATION AGREEMENT RECORDED NOVEMBER 15, 1999 AT RECEPTION NO. 99175053.

                              EXHIBIT B - SITE PLAN

                                [See Attachment]

                             EXHIBIT C - (Reserved)

                             EXHIBIT D - (Reserved)

                             EXHIBIT E - (Reserved)

                        EXHIBIT F - PERMITTED EXCEPTIONS

1. Terms, conditions, provisions, obligations and easements as contained in and created by Reciprocal Easement and Operation Agreement recorded November 15, 1999 at Reception No. 99175053.

2. Terms, conditions, provisions and obligations as contained in Ordinance Annexing and Imposing Additional Terms and Conditions recorded December 9, 1994 in Book 6574 at Page 1472.

3. Existing utility and drainage easements over and across that potion of vacated Shrider Road reserved by the City of Colorado Springs in Vacation Ordinance 99-120 recorded October 22, 1999 at Reception No. 99164246.

4. The Plat of BSK Subdivision Filing No. 1, in the City of Colorado Springs, El Paso County, Colorado, recorded November 12, 1999 at Reception No. 99174271 which shows the following:

      A. Easements over the Northerly 35 feet of Lot 3 for public access, drainage and utility purposes.

      B.    Utility easements, 20 feet in width.

      C. Access, utility, drainage and frontage road easements, 30 feet in width, as shown thereon.

      D.    Notes as contained said plat:

            i) No direct access to Academy Boulevard (SH 83) will be allowed from Lots 1, 2, 3 or 4.

            ii) Cross access and parking easements shall be established by this plat on all lots for the benefit of the lots.

            iii) The access, drainage and utility easements shall be owned and maintained by the owners of Lots 1, 2, 3 and 4.

5. Right of Way and/or Easement, given to the City of Colorado Springs, for water line purposes, as described in instrument, recorded February 10, 2000 at Reception No. 200014389.

6. Right of Way and/or Easement, given to the City of Colorado Springs, for sanitary sewer lines purposes, as described in instrument, recorded March 20, 2000 at Reception No. 200028375.

                        EXHIBIT F - PERMITTED EXCEPTIONS
                                    Continued

7. Terms, conditions, provisions and obligations as contained in Agreement for Recovery of Costs Incurred for Street Construction recorded March 20, 2000 at Reception No. 200028802.

8. Terms, conditions, provisions, obligations and easements as contained in and created by Agreement and Easement "As Built" recorded September 6, 2000 at Reception No. 200106506.

9. Terms, conditions, provisions, obligations and easements as contained in and created by Easement Agreement recorded December 12, 2000 at Reception No. 200149083.

10. Existence of concrete drive serving adjacent property to the North as shown on Platy of Survey by Richard E. Mariotti, dated February 12, 2001.

                 EXHIBIT G - SHORT FORM AND MEMORANDUM OF LEASE

                       SHORT FORM AND MEMORANDUM OF LEASE

      This Short Form and Memorandum of Lease is made and entered into as of
this     day of    , 2001, by and between Ultimate Electronics, Inc., a Delaware corporation ("Tenant"), having an office at 321-A W. 84th Avenue, Thornton, Colorado 80260, and * ("Landlord"), having an office at **.

1.0 Recitals. This Short Form and Memorandum of Lease is made with reference to the following facts:

      1.1 Landlord and Tenant entered into that certain Lease dated ____________, 2001, (referred to hereinafter as the "Lease"), which Lease covers the premises located in ***, County of ****, State of *****, as described in Exhibit A hereto (the "Premises").

      1.2 Landlord and Tenant desire to provide record evidence of Tenant's leasehold interest in the Premises.

2.0 Short Form and Memorandum of Lease. NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in the Lease and in this Short Form and Memorandum of Lease, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      2.1 Demise. Upon the terms and conditions set forth in the Lease and herein, Landlord has leased and does hereby lease the Premises to Tenant and Tenant has leased and does hereby lease the Premises from Landlord, to have and to hold for the term of the Lease and this Short Form and Memorandum of Lease (as described below).

      2.2 Lease Term. The term of the Lease and this Short Form and Memorandum of Lease shall begin on the "Commencement Date" (as defined in the Lease) and shall continue until ******, unless such term shall be terminated earlier or renewed further as provided in the Lease.

      2.3 Options. Tenant shall have the right to renew the term of the Lease and this Short Form and Memorandum of Lease for ******* additional periods of ******** (00) years each, exercisable upon the terms and conditions set forth in the Lease.

      2.4 Other Provisions. In addition to those terms referenced above, the Lease contains numerous other terms, covenants, conditions and provisions which affect the Premises, and notice is hereby given that reference should be had to the Lease directly with respect to such terms, covenants, conditions and provisions. Copies of the Lease are maintained at the offices of Landlord and Tenant as set forth above. This Short Form and Memorandum of Lease does not alter, amend, modify, or change the Lease in any respect and is executed by the parties hereto for the purpose of recordation in the real property records of the county in which the Premises are located to lease the Premises and to give notice of, and to confirm, the Lease and all of its terms to the same extent as if all such terms were fully set forth herein. In the event of any conflict between the provisions of this Short Form and Memorandum of Lease and the provisions of the Lease, the provisions of the Lease shall control.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Short Form and Memorandum of Lease as of the date first set forth above.

                                       "Tenant"

                                       Ultimate Electronics, Inc.

                                       By:
                                       *********, (Office)

                                       "Landlord"

                                       **********

                                       By:
                                       ***********, (Representative Capacity)

STATE OF COLORADO          )
                           ) ss.
COUNTY OF _________________)

      The foregoing instrument was acknowledged before me this _______ day of ____________________, 2001, by *, ** of Ultimate Electronics, Inc., a Delaware corporation.

         Witness my hand and official seal.

         My commission expires:

         Notary Public

STATE OF __________________)
                           ) ss.
COUNTY OF _________________)

      The foregoing instrument was acknowledged before me this _____ day of ______________________________, 2001 by *, ** of ***, a ****.

      Witness my hand and official seal.

      My commission expires: ____________________________

      Notary Public


                                    (EXHIBIT)

                             EXHIBIT H - (Reserved)

                             EXHIBIT I - (Reserved)

                             EXHIBIT J - (Reserved)

                           EXHIBIT K - LANDLORD WAIVER

                                 LANDLORD WAIVER

THIS LANDLORD WAIVER (this "WAIVER"), dated this _____ day of _________, 2001, is by and between ("LANDLORD"), and ULTIMATE ELECTRONICS, INC., ("TENANT"), for the benefit of FOOTHILL CAPITAL CORPORATION, a California corporation, or assigns (the "LENDER"), whose address is 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California, 90404, Attention: Business Finance Division Manager, acting for itself and as agent for certain holders of participating interests in certain loans and financial accommodations made by the Lender to the Tenant.

                                    RECITALS

A.    Landlord and Tenant are parties to the Lease dated                    (the
      "LEASE"). Pursuant to the Lease, Landlord leases to Tenant and Tenant leases from Landlord certain Premises located at (the "PREMISES").

B. Tenant and Lender are parties to an Amended and Restated Loan and Security Agreement, dated November 24, 1998, as the same has been or may be extended, modified, amended or restated (the "LOAN AGREEMENT"), pursuant to which Lender has agreed to make available to Tenant a credit facility as described therein which is to be secured by, among other things, equipment, inventory, other personal property and moveable trade fixtures of Tenant (the "PERSONAL PROPERTY").

C. Lender has required the waivers herein contained as a condition precedent to the full advance of the loan contemplated by the Loan Agreement.

                                     WAIVER

1. Landlord hereby waives as to Lender all rights which Landlord now has or may hereafter have under the laws of the State where the Premises is located, or by virtue of any lease, mortgage or deed of trust affecting the Premises, now in effect or hereafter executed by Tenant, to (a) levy upon or distrain any Personal Property, or (b) claim or assert any lien on or title to or any interest in any Personal Property.

2. The Personal Property may be kept, installed, maintained, used, and operated on the Premises, and the interest of

      Lender in the Personal Property shall be superior to any interest which Landlord may now have or hereafter acquire in the Personal Property, by operation of law or otherwise. Subject to paragraph 3 hereof, Landlord agrees that Lender and its agents may occupy the Premises for the purpose of disposing of the Personal Property.

3. Upon the occurrence of a default under the Lease which Tenant fails to cure within any applicable cure period, which default entitles Landlord to terminate the Lease, Landlord shall send Lender 15 days prior written notice prior to terminating the Lease, during which 15 day period the Lender may, but shall not be obligated to cure such default, in which event the Lease shall remain in full force and effect and the Tenant shall be liable to the Lender for all expenses incurred in connection with such cure. In addition, if Lender elects not to cure such default, Landlord shall allow Lender and its agents a period of 90 days after the termination of the Lease to occupy the Premises for purposes of disposing of the Personal Property, provided that Lender pays, when and as due, base rent, operating expenses and utilities on the same basis as such amounts would be paid by Tenant under the Lease for the period from the date on which the Lease would otherwise terminate to and including the date on which Lender delivers to Landlord notice that it has quit the Premises. Lender shall also be liable for, and shall pay Landlord on demand, costs and damages resulting from the acts of or negligence of Lender or its agents, but shall have no further obligation for rent or any other obligations of Tenant to Landlord.

4. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5. This Waiver shall be governed by and construed in accordance with the laws of the State in which the Premises is located.

6. Nothing contained in this Waiver shall be deemed or construed to be an amendment to the Lease or agreement by Landlord to amend the Lease.

7. This Waiver may be executed in one or more counterparts, each of which shall constitute an original.

8. To the best of Landlord's and Tenant's knowledge, (a) neither Tenant nor Landlord is in default under the Lease, (b) no event has occurred that with notice and the passage of time would constitute a default under or result in termination of the Lease, and (c) the Lease is in full force and effect as of the date of this Waiver.

EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.


                                       LANDLORD:

                                       By:

                                       Printed Name:

                                       Title:


                                       ULTIMATE ELECTRONICS, INC.

                                       By:

                                       Printed Name: Steven T. Olson

                                       Title:  Vice President of Real Estate